UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2017

JRjr33, INC.

(Exact name of registrant as specified in its charter)
Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(469) 913-4115

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Michael Bishop provided JRjr33, Inc. (the “Company”) with notice of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. On November 3, 2017, the Company received email notification from Mr. Bishop, a copy of which is attached as Exhibit 17 to this Current Report on Form 8-K, stating that Mr. Bishop’s resignation was due to court action he intended to take for non-payment of money that he claims is owed to him or one of the companies under his control. The Company filed a complaint against Mr. Bishop and Actitech LP in Dallas County, Texas on November 3, 2017 for several claims, including usury and breach of fiduciary duty.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17	Email dated November 3, 2017 from Michael Bishop

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: November 6, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chairman and Chief Executive Officer